Exhibit (e)(15)
Form Of
Distribution Agreement
Exhibit A
Pacific Select Fund
Portfolio

Small-Cap Growth Portfolio	Health Sciences Portfolio
International Value Portfolio	Mid-Cap Equity Portfolio
(formerly called Mid-Cap Value Portfolio)
Long/Short Large-Cap Portfolio	Large-Cap Growth Portfolio
International Small-Cap Portfolio	Small Growth Equity Portfolio
Equity Index Portfolio	International Large-Cap Portfolio
Mid-Cap Value Portfolio	Small-Cap Value Portfolio
Small-Cap Index Portfolio	Multi-Strategy Portfolio
Diversified Research Portfolio	Main Street Core Portfolio
Equity Portfolio	Emerging Markets Portfolio
American Funds Asset Allocation Portfolio	Money Market Portfolio
American Funds Growth Portfolio	High Yield Bond Portfolio
American Funds Growth-Income Portfolio	Managed Bond Portfolio
Large-Cap Value Portfolio	Inflation Managed Portfolio
Technology Portfolio	Comstock Portfolio
Short Duration Bond Portfolio	Mid-Cap Growth Portfolio
Floating Rate Loan Portfolio	Real Estate Portfolio
Diversified Bond Portfolio	Small-Cap Equity Portfolio
Growth LT Portfolio	Money Market Portfolio
Focused 30 Portfolio
Effective: January 1, 2009, agreed to and accepted by:
PACIFIC SELECT FUND

By:
Name:

Title:

PACIFIC SELECT DISTRIBUTORS, INC.

By:	By:
Name:	Name:

Title:	Title: